Exhibit 11.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated August 18, 2021, on the financial statements of Smart Decision, Inc. as of December 31, 2020 and 2019 included herein on the Regulation A Offering Circular of Smart Decision, Inc. on Form 1-A POS Amendment No. 1 (File No. 024-11686) and to the reference to our firm under the heading “Experts”.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 29, 2022